UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2019

WINGSTOP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37425	47-3494862
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5501 LBJ Freeway, 5th Floor, Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)
(972) 686-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported on a Current Report on Form 8-K filed on November 13, 2018 (the “Prior 8-K”), the Compensation Committee of the Board of Directors of Wingstop Inc. (the “Company”) approved a severance plan for certain senior officers of the Company (the “Executive Severance Plan”). On January 2, 2019, Michael Skipworth, Larry Kruguer, Stacy Peterson, and other senior officers of the Company (the “Senior Officers”) became participants in the Executive Severance Plan upon their delivery to the Company of an executed Participation Agreement, pursuant to which they agreed to be bound by the terms and conditions of the Executive Severance Plan. Pursuant to their respective Participation Agreements, the Senior Officers also agreed to terminate any existing employment agreement between them and the Company, effective immediately, and the terms of the Executive Severance Plan and respective Participation Agreements supersede the terms of any employment agreement so terminated.
The Prior 8-K and the description of the terms of the Executive Severance Plan and Participation Agreement set forth therein are incorporated herein by reference. Additionally, the Executive Severance Plan and form of Participation Agreement will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018 (the “Annual Report”), and the description thereof set forth and incorporated herein is qualified by and subject to, in all respects, the terms of the Executive Severance Plan and form of Participation Agreement to be filed as exhibits to the Annual Report.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wingstop Inc.

Date:	January 3, 2019	By:	/s/ Darryl R. Marsch
Senior Vice President, General Counsel, and Secretary